UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Data of earliest event reported): September 10, 2021

X4 PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38295	27-3181608
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

61 North Beacon Street,	4th Floor
Boston,	Massachusetts	02134
(Address of principal executive offices)		(Zip Code)

(857) 529-8300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	XFOR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 8, 2021, X4 Pharmaceuticals, Inc. (the “Company”) announced the appointment of Mary DiBiase, Ph.D., age 60, as the Company’s Chief Operating Officer, effective as of September 8, 2021 (the “Effective Date”).

Dr. DiBiase joined the Company as Vice President of Program and Alliance Management in June 2017 and also served as Vice President of Technical Operations and Quality before being promoted to Senior Vice President of Technical Operations and Quality in November 2019. Prior to joining the Company, from February 2013 to July 2016, Dr. DiBiase was Vice President, Technical Operations and Program Management at Epirus Biopharmaceuticals, a biosimilar company. Prior to Epirus, Dr. DiBiase served as VP Product Operations, Specialty Care Business Unit for Pfizer Global Supply and held multiple positions of increasing responsibility at Biogen, both biopharmaceutical companies. Dr. DiBiase received her Ph.D. from University of Rhode Island and her B.Pharm. from the University of London.

Dr. DiBiase’s service as Chief Operating Officer of the Company is governed by an employment agreement, effective as of the Effective Date (the “Employment Agreement”). Pursuant to the terms of the Employment Agreement, Dr. DiBiase will receive an annual base salary of $409,500 and is eligible to earn an annual cash incentive award based on performance with a target value equal to 40% of her annual base salary. Dr. DiBiase remains eligible to participate in the Company’s employee benefit programs and plans. Pursuant to the Employment Agreement, Dr. DiBiase must continue to comply with the terms of the Confidentiality, Non-Competition, Non-Solicitation and Intellectual Property Agreement (the “Confidentiality Agreement”) she entered upon commencement of her employment in 2017.

In connection with her appointment and pursuant to the Employment Agreement, the Board of Directors of the Company approved a grant to Dr. DiBiase on the Effective Date of a restricted stock unit award (the “Award”) of 27,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”). The shares of Common Stock underlying the Award will vest in equal annual installments over a three-year period on each anniversary of the Effective Date, subject to Dr. DiBiase’s continued employment through each such vesting date.

The Employment Agreement further provides that if Dr. DiBiase’s employment is terminated by the Company without Cause (as defined in the Employment Agreement) or Dr. DiBiase resigns for Good Reason (as defined in the Employment Agreement), she will be entitled to receive: (i) any accrued portion of her annual base salary through the date of termination or resignation, (ii) base salary continuation for twelve months following termination or resignation, (iii) any unreimbursed expenses, (iv) a pro-rata portion of her target bonus for the calendar year in which the termination or resignation occurs based on the period worked by Dr. DiBiase during such calendar year prior to termination or resignation, (v) if she elects COBRA coverage for continued medical, dental or vision coverage, up to six months of reimbursement of a portion of each COBRA premium payment equal to the portion the Company contributed to such health insurance premium cost as of the date of termination and (vi) accelerated vesting of all then-outstanding unvested equity awards in an amount equal to the number of shares subject to such awards that would have vested had Dr. DiBiase otherwise remained employed for an additional six months after the date her employment with the Company terminated. In lieu of the severance payments and benefits set forth above, in the event Dr. DiBiase’s employment is terminated by the Company without Cause or she resigns for Good Reason, in either case within 12 months following a Change in Control (as defined in the Employment Agreement), she will be entitled to receive: (i) any accrued portion of her annual base salary through the date of termination or resignation, (ii) base salary continuation for twelve months following termination or resignation, (iii) any unreimbursed expenses, (iv) her full target bonus for the calendar year in which the termination or resignation occurs, (v) if she elects COBRA coverage for continued medical, dental or vision coverage, up to six months of reimbursement of a portion of each COBRA premium payment equal to the portion the Company contributed to such health insurance premium cost as of the date of termination and (vi) full accelerated vesting of all then-outstanding equity awards.

Payment of any severance payments to Dr. DiBiase pursuant to the Employment Agreement is contingent on Dr. DiBiase continuing to comply with the terms of the Employment Agreement and the Confidentiality Agreement and her execution and continued compliance with a separation agreement, including terms related to non-disparagement, non-competition, confidentiality and cooperation, and a release of claims to be executed following her termination or resignation.

In connection with her appointment as Chief Operating Officer, the Company has entered into its standard form of indemnification agreement with Dr. DiBiase, the form of which was filed as Exhibit 10.36 to the Company’s Amendment No. 1 to its Registration Statement on Form S-1 filed with the Commission on November 6, 2017.

Dr. DiBiase has no family relationships with any of the Company’s directors or executive officers, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2021.

A copy of the press release announcing Dr. DiBiase’s appointment as Chief Operating Officer has been filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release issued by X4 Pharmaceuticals, Inc. on September 8, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

X4 PHARMACEUTICALS, INC.

Date: September 10, 2021	By:	/s/ Derek Meisner
Derek Meisner
General Counsel